UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                            -------------------------


        Date of Report (Date of earliest event reported): March 30, 2004


                              ADZONE RESEARCH, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                       0-28717                   88-0420405
(State or other Jurisdiction       (Commission File            IRS Employer
   of Incorporation)                    Number)              Identification No.)


              4062-80 Grumman Boulevard, Calverton, New York 11933 (Address of principal executive offices, including zip code)


                                 (631) 369-1100
                         (Registrant's telephone number)

ITEM 5. OTHER EVENTS.

AdZone Research, Inc. Chairman & CEO Charles A. Cardona today reported that funding and contractual announcements anticipated to occur in the company's fourth fiscal quarter, ended tomorrow, are still in process, and the company expects to be able to report more fully on its progress in both instances as rapidly as possible.

"As General Weaver indicated last week, when we announced his appointment to our advisory board, there is no arguing the reality that the timelines for awards are getting longer, and participants in the larger picture, whether as a prime or subcontractor, are always subject to delay. In large part, that is why we added the general to our advisory group, so that his direct involvement can accelerate this very long process."

The CEO said the company "feels very confident going forward, especially given the fact that the company has more than $500,000 in cash available at this time, and is also in the process of securing additional funding to handle its needs as it gears up for anticipated contracts."

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 29, 2004                 ADZONE RESEARCH, INC.


                                      By: /s/ Charles Cardona
                                         -----------------------
                                         Charles Cardona
                                         Chief Executive Officer